Exhibit 10.1

REYNOLDS & BROWN
STANDARD FORM LEASE

ORIGINAL SIGNED LEASE

REYNOLDS & BROWN

STANDARD FORM LEASE
(MULTI-OCCUPANCY)

THIS LEASE ("Lease"), dated October 25, 2006 is made by and between Jon Q. Reynolds, Trustee of the Jon

Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners (collectively, "Landlord") and Orban, CRL Systems, Inc., an Arizona corporation ("Tenant").

1. DEFINED TERMS, TABLE OF CONTENTS, EXHIBITS, PREMISES AND LANDLORD'S RESERVED RIGHTS

1.01. Defined Terms.
Landlord:	Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds
Family Trust dated 12/23/92, David A. Brown, Trustee of the David A.
Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee,
Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The
Reynolds Family Partners, a California general partnership, Judith B. Brown,
Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B.
Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts
dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks
Partners (collectively, "Landlord")
Landlord's Address:	Wicks Partners
c/o Reynolds & Brown
1200 Concord Avenue, Suite 200
Concord, CA 94520
Tenant:	Orban, CRL Systems, Inc., an Arizona corporation
Tenant's Address:	14796-14798 Wicks Blvd.
San Leandro, CA 94577
Legal Description of Land:	See Exhibit A attached hereto.
Property:	All of the real property and improvements identified in the Site Plan set forth in Exhibit D attached hereto.
Building:	14760-14798 Wicks Blvd., San Leandro, CA 94577
Premises:	See Exhibit B.
Rentable Square Feet of the Premises:	Seven Thousand Seven Hundred Eighty Two (7,782)
Rentable Square Feet of the Building:	Eighteen Thousand Two Hundred Sixty Four (18,264)
Rentable Square Feet of the Property:	Eighteen Thousand Two Hundred Sixty Four (18,264)
Premises Address:
Street Address:	14798 Wicks Blvd
City, State and Zip Code:	San Leandro, CA 94577
County:	Alameda
Term:	Sixty Three (63) months
Scheduled Commencement Date	November 15, 2006 or upon completion of the Landlord’s improvements as defined herein (See Exhibit E)
Annual Base Rent:	One Hundred Ten Thousand One Hundred Ninety Six Dollars ($110,196)
Monthly Base Rent:	Nine Thousand One Hundred Eighty Three Dollars ($9,183)
Adjustment Dates for Rent Escalations:
Months	Monthly Base Rent
01-03	Zero ($0.00)
04-15	Nine Thousand One hundred Eighty Three Dollars ($9,183)
16-27	Nine Thousand Four hundred Fifty Eight Dollars ($9,458)
28-39	Nine Thousand Seven Hundred Forty Two Dollars ($9,742)
40-51	Ten Thousand Thirty Four Dollars ($10,034)
52-63	Ten Thousand Three Hundred Thirty Five Dollars ($10,335)
Prepaid Rent:	Nine Thousand One Hundred Eighty Three Dollars ($9,183)
Security Deposit:	Fifteen Thousand Dollars ($15,000). See Lease Rider Section 18.
Operating Expense Base:	Actual Expenses for the 2007 calendar year
Tenant’s Share of Operating Expenses:	Forty Two and Sixty One One-Hundredths percent (42.61%)

i

ORIGINAL SIGNED LEASE

Tax Base

Actual Expense for the 2007 calendar year

Tenant’s Share of Tax Expenses:

Forty Two and Sixty One One-Hundredths percent (42.61%)

Insurance Base:

Actual Expenses of the 2007 Calendar year

Commercial Liability Policy Limit:

Two Million Dollars ($2,000,000)

Tenant’s Share of Insurance Expense

Forty Two and Sixty One One-Hundredths percent (42.61%)

Permitted Use:

R &D, engineering and offices for broadcast technology

Date of Recordation of any Covenants
Conditions, Restrictions or Reciprocal
Easement Agreement (“Restrictions”):

February 9, 1967

Notices:

To Tenant:

Orban, CRL Systems, Inc. 14798 Wicks Blvd. San Leandro, CA 94577

To Landlord:

Wicks Partners

c/o Reynolds & Brown

1200 Concord Avenue, Suite 200 Concord, CA 94520

Guarantor:

None

Landlord's Architect:

Flynn Architects

Broker:

Dan Bergen, Colliers International

Broker's Fee or Commissions, if any,

Paid by:

Landlord

Parking Spaces:

Twenty Five (25) non-exclusive, un-designated stalls

Lease Rider:

A Lease Rider containing Section 17 through 19 is attached to this Lease and made a part hereof.

The foregoing provisions constitute the defined terms ("Defined Terms"). Each reference in this Lease to Section 1.01 or the Defined Terms shall be construed to incorporate the applicable Defined Terms in this Section 1.01.

LANDLORD

Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners (collectively, "Landlord")

__________/s/ David Brown_____________

David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, as agent for Wicks Partners

TENANT

Orban, CRL Systems, Inc., an Arizona corporation

By:__________/s/ Robert McMartin_______________

Robert McMartin,

Executive Vice Presidt CFO

By:__________/s/ C. Jayson Brentlinger____________

C. Jayson Brentlinger,

President, CEO

NOTE: The signature requirements for Tenant set forth on the signature page of this Lease are applicable he

ii

ORIGINAL SIGNED LEASE

REYNOLDS & BROWN
STANDARD FORM LEASE
(MULTI-OCCUPANCY)

1.02. Table of Contents

Page

1. DEFINED TERMS, TABLE OF CONTENTS, EXHIBITS, PREMISES AND LANDLORD'S RESERVED RIGHTS i
1.01. Defined Terms	i
1.02. Table of Contents	1
1.03. Exhibits 2	2
1.04. Premises 2	2
1.05. Common Area	2
1.06 Landlord's Reserved Rights	2
2. IMPROVEMENTS	3
2.01. Tenant's Acceptance of Premises 3
2.02. Construction 3
3. TERM	3
3.01. Commencement Date	3
3.02. Term	3
3.03. Delay in Possession	3
4. RENT	4
4.01. Base Rent	4
4.02. Escalation 4
4.03. Additional Rent and Estimated Payments	4
4.04. Rent Defined	4
4.05 Interest and Late Charge	4
4.06. Security Deposit	4
4.07. Forgiven Rent	4
5. REAL PROPERTY TAXES	4
5.01. Tenant's Obligations	4
5.02. Limitation 5
5.03. Personal Property Taxes	5
6. INSURANCE	5
6.01. Tenant's Obligations	5
6.02. Landlord's Property	5
6.03. Landlord's Liability Insurance	5
6.04. Tenant's Liability	5
6.05. Fire and All Risk Coverage Insurance	5
6.06. Rental Abatement Insurance	5
6.07. Insurance Certificates; Other Requirements	5
6.08. Tenant's Failure	5
6.09. Waiver of Subrogation	6
6.10. Indemnification of Landlord	6
6.11. Earthquake and Flood Insurance	6
6.12. Workers' Compensation Insurance	6
6.13. Business Interruption Insurance	6
6.14. Comprehensive Automobile Liability Insurance	6
6.15. Landlord's Disclaimer	6
7. OPERATING EXPENSES, REPAIRS AND MAINTENANCE	6
7.01. Operating Expenses	6
7.02. Tenant Repairs and Maintenance	6
7.03. Landlord Repairs and Maintenance	6
7.04. Inspection of Premises	6
7.05. Liens 7
7.06. Audit Rights	7
8. ALTERATIONS 7
8.01. Fixtures and Personal Property	7
8.02. Alterations 7
9. UTILITIES AND EASEMENTS	7
9.01. Utilities 7
9.02. Easements	8
10. USE OF PREMISES	8
10.01. General 8
10.02. Hazardous Materials	8
10.03. Environmental Disclosure	8
10.04. Reclaimed Water	8
10.05. Signs	8
10.06. Parking 8
10.07. Telephone and Telecommunications Services	9
11. DAMAGE AND DESTRUCTION	9
11.01. Reconstruction	9
11.02. Rent Abatement	9
11.03. Option to Terminate	9
11.04. Uninsured Casualty	9
11.05. Waiver 9
12. EMINENT DOMAIN	9
12.01. Total Condemnation	9
12.02. Partial Condemnation	9
12.03. Landlord's Award	9
12.04. Tenant's Award	10
12.05. Temporary Condemnation	10
12.06. Delivery of Documents	10
13. DEFAULT	10

ORIGINAL SIGNED LEASE

13.0 1. Events of Default

10

13.02. Landlord's Remedies

10

14.

ASSIGNMENT AND SUBLETTING

11

14.01. Approval

11

14.02. Landlord Option

11

14.03. Bonus Rental

12

14.04. Scope

12

14.05. Release

12

14.06. Holding Over

12

14.07. Waiver

12

15.

ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

12

15.01. Estoppel Certificate

12

15.02. Attornment

12

15.03. Subordination

12

16.

MISCELLANEOUS

12

16.01. Waiver

12

16.02. Financial Statements

12

16.03. Accord and Satisfaction

12

16.04. Limitation of Landlord's Liability

12

16.05. Entire Agreement

12

16.06. Time

12

16.07. Attorneys' Fees

13

16.08. Captions and Article Letters

13

16.09. Severability

13

16.10. Applicable Regulations

13

16.11. Rules and Regulations

13

16.12. Examination of Lease

13

16.13. Surrender

13

16.14. Authority

13

16.15. Broker

13

16.16. Landlord's Right to Perform

13

16.17. Modification for Lender

13

16.18. Landlord's Lien

13

16.19. Relocation. Intentionally Omitted

13

16.20. Notices

13

16.21. Rider

13

1.03. Exhibits. The following Exhibits are attached to this Lease and incorporated herein by reference thereto.

Exhibit A - Legal Description [Section 1.10]

Exhibit B - Premises Floor Plan [Section 1.04]

Exhibit C- Description of Restrictions [Section 1.01, 1.05] INTENTIONALLY OMITTED

Exhibit D - Site Plan [Sections 1.0 1, 1.05, 4.03]

Exhibit E - Tenant Improvements [Section 2, 3]

Exhibit F- Environmental Disclosure [Section 10.03] Exhibit G -Sign Criteria [Section 10.05]

Exhibit H- Rules and Regulations [Section 16.11]

1.04. Premises. Landlord hereby leases to Tenant, subject to the provisions of this Lease, the Premises in the Building, as shown on Premises Floor Plan in Exhibit B, extending from the top surface of the subfloor to the bottom surface of the roof deck, but excluding the Common Area, as hereinafter defined, and any other portion of the Property, as hereinafter defined. Any statement of square footage set forth in this Lease, or that may have been used in calculating Rent, Operating Expenses and/or Insurance Expenses (as hereinafter defined), is an approximation prepared by Landlord's Architect which Landlord and Tenant agree is reasonable and the Base Rent thereon is not subject to revision whether or not the actual square footage is more or less.

1.05. Common Area. Tenant may, as appurtenant to the Premises and subject to the Restrictions referenced in Exhibit C or rules made by Landlord of which Tenant is given notice, use the following areas (collectively "Common Area") in common:

a.

Floor Common Area. If the Premises include less than the entire rentable area of any floor, the lobbies, hallways, toilets, refuse facilities, interior utility raceways and other common facilities; and

b.

Lot Common Area. The parking area adjoining the Premises, together with adjoining landscaping, walkways, sidewalks, driveways, and other surfaced areas, fences drainage and utility lines, exterior lighting and project signing, if any, serving the Premises ("Lot"). The Premises, Building, Lot and Common Area (plus any other real property and improvements identified in Exhibit D, if attached to this Lease) shall be collectively known as the "Property".

Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area. Any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

1.06. Landlord's Reserved Rights. Provided Landlord does not unreasonably interfere with Tenant's use of the Premises, Landlord reserves the right to make the following changes:

ORIGINAL SIGNED LEASE

a.

Building Changes. To install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises; and to make any alterations to the Premises that, in Landlord's reasonable judgment, are required or authorized by any existing or future governmental codes;

b.

Boundary Changes. To change the boundary lines of the Lot; and

c.

Common Area Changes. To install, use, maintain, repair, alter or relocate and replace any Common Area; provided, however, that substitutions, if any, shall be substantially equivalent or better in quality.

d.

Closure. To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available.

2. IMPROVEMENTS

2.01. Tenant's Acceptance of Premises. Tenant shall accept the Premises "as is" on the Commencement Date (as hereinafter defined). Except for the Landlord's obligation, if any, to construct the Leasehold Improvements described in Exhibit E, Landlord shall have no obligation to construct any improvements in the Premises, and any other alteration to or improvement of the Premises shall be governed by Section 8 below. By taking possession or using the Premises, Tenant shall be deemed to accept the same in their condition existing as of the date of such possession or use and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises ("Regulations"). Tenant shall, at Tenant's sole cost and expense, comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises, and Tenant shall secure any permits therefore. The taking of possession or use of the Premises by Tenant shall conclusively establish that the Leasehold Improvements have been constructed in accordance with the Plans (as defined in Exhibit E); provided, however, Tenant shall have a period of thirty (30) days after taking possession of the Premises in which to notify Landlord in writing of any construction deficiencies or defects and any uncompleted punch list items (the punch list shall be limited to items required to be accomplished by Landlord under the Exhibit E and, except as hereafter provided, Landlord will repair, replace or complete at its expense all items referenced in such notice within thirty (30) days after receipt of such notice, subject to Unavoidable Delays (as hereinafter defined), or as soon thereafter as Landlord, acting in good faith, can repair, replace or complete the same. If Landlord reasonably contends that a particular item in such notice is not justified, the parties will refer the issue to Landlord's Architect for resolution. Landlord's Architect's determination shall be final and binding upon the parties. Nothing in this Section shall limit or expand Landlord's maintenance and repair obligations set forth in Section 7.03. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant's use of the same upon which it has relied directly or indirectly are those expressly provided in this Lease.

2.02. Construction. The provisions of this Section shall be applicable only if Exhibit E has been attached to and made a part of this

a.

Preliminary Plans. Landlord and Tenant have approved the preliminary plans and outline specifications (the "Preliminary Plans") identified in Exhibit E for the construction of Tenant's leasehold improvements within the Premises (the "Leasehold Improvements").

b.

Final Plans. Landlord shall have final plans and specifications (the "Final Plans") prepared by Landlord's Architect, which Final Plans shall be substantially in conformity with the Preliminary Plans. The term "Plans" shall hereinafter mean the Preliminary Plans and then, when prepared and approved by Landlord, the Final Plans. Preparation and approval of the Preliminary Plans and Final Plans and any changes requested by Tenant thereto shall be made only in accordance with Exhibit E.

c.

Construction. Landlord shall construct the Leasehold Improvements substantially in accordance with the Exhibit E. Landlord shall use reasonable efforts to make the Premises "Ready for Occupancy", not later than the Scheduled Commencement Date specified in Section 1.01; provided, however, that the Scheduled Commencement Date shall be extended for a period equal to the period of any delays encountered by Landlord in making the Premises Ready for Occupancy because of fire, earthquake, inclement weather, acts of God, acts of the public enemy, riot, insurrection, governmental delays or regulations of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of material or labor, changes in the Plans pursuant to Exhibit E or any other causes beyond the reasonable control of Landlord ("Unavoidable Delays"). The Premises shall be deemed "Ready for Occupancy" when the Leasehold Improvements have been substantially completed in accordance with the Final Plans prepared by Landlord's Architect, as evidenced by a temporary certificate of occupancy or its equivalent by the appropriate authority.

3. TERM

3.01. Commencement Date. The Term shall commence on the earlier of the following dates ("Commencement Date"):

a.

If Landlord is required to construct Leasehold Improvements in the Premises pursuant to Exhibit E, the earlier of (i) the date on which the Premises are Ready for Occupancy, or (ii) the date on which the Premises would have been Ready for Occupancy had there been no Tenant Delays; or

b.

If no Exhibit E is attached to this Lease, the date on which Landlord delivers possession of the Premises to Tenant.

3.02. Term. The Term of this Lease shall be for the period as stated in Section 1.01, commencing on the Commencement Date of the Term as provided in Section 3.01. If the last day of the Term falls on a date other than the last day of the month, then the Term shall be extended so that the last day of the Term shall be the last calendar day of the calendar month in which the Term would otherwise end. Upon Landlord's request, Tenant shall execute a memorandum confirming the Term which memorandum shall thereupon be deemed a part of this Lease; provided, however, the execution of such memorandum shall not be a condition precedent to the parties' obligations hereunder.

3.03. Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially completed on or before the Scheduled Commencement Date, Landlord shall not be subject to any liability therefore, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Monthly Base Rent or Additional Rent until the Commencement Date has occurred. If the Commencement Date has not occurred within sixty (60) days following the Scheduled Commencement Date plus periods attributable to Tenant Delays or Unavoidable Delay, either party may, at its option, by written notice given, if at all, to the other within ten (10) days thereafter, terminate this Lease, in which event the parties shall be discharged from all further obligations hereunder.

ORIGINAL. SIGNED LEASE

4. RENT

4.01. Base Rent. The Annual Base Rent ("Base Rent") shall be the Annual Base Rent set forth in Section 1.01, payable in equal monthly installments equal to the Monthly Base Rent set forth in Section 1.01. Tenant shall pay the Monthly Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord's address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefore. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date and first day of the last calendar month, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Upon executing this Lease, Tenant shall pay the Prepaid Rent as set forth in Section 1.01 along with Tenant's Security Deposit as provided in Section 4.06 below.

4.02. Escalation. The Base Rent shall be adjusted during the Term as provided in Section 1.01

4.03. Additional Rent and Estimated Payments. "Additional Rent" shall include all monies, except for Base Rent, required to be paid by Tenant to Landlord under the Lease, including without limitation, any late payments, interest, and payments required to be made by Tenant to Landlord on account of costs incurred by Landlord for Tax Expenses, Insurance Expenses, and/or Operating Expenses in excess of the Operating Expense Base, Tax Expense Base and Insurance Expense Base. Additional Rent shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Additional Rent payable by Tenant and the same shall be payable monthly during each accounting year of the Term, on the same day as Base Rent is due hereunder. At the end of each year there shall be an adjustment made to account for any difference between the actual and the estimated Additional Rent for the previous year. If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall credit Tenant the amount of such overpayment in determining Tenant's estimated payments for the following lease year; provided, that in the case of overpayment for the final lease year of the Term, Landlord shall refund such overpayment to Tenant within thirty (30) days after the end of Landlord's accounting year. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord, as Additional Rent, within thirty (30) days after the end of Landlord's accounting year. Except as set forth to the contrary in this Section 4.03, Tenant's Shares of, respectively, Tax Expenses, Insurance Expenses, and Operating Expenses, shall be as set forth in Section 1.01. For any period during the Term in which the Building (or the Property, if Exhibit D has been attached to this Lease) is at least ninety percent (90%), but is not fully occupied, Landlord shall compute and charge Tenant for, respectively, Operating Expenses, Tax Expenses, and Insurance Expenses, based upon the ratio that the Rentable Square Feet of the Premises bears to the Rentable Square Feet of the Building (provided, however, if the term "Rentable Square Feet of the Property" is defined under Section 1.01 Defined Terms, such ratio shall be the ratio that the Rentable Square Feet of the Premises bears to the occupied Rentable Square Feet of the Property); Tenant's Share of, respectively, Tax Expenses, Insurance Expenses, and Operating Expenses shall be adjusted accordingly for such period of time. Notwithstanding the foregoing, to the extent Operating Expenses vary, as reasonably determined by Landlord, according to the level of occupancy of the Building (or Property, as applicable), Landlord may compute and charge Tenant for such variable expenses an amount greater than Tenant's Share of Operating Expenses equal to Landlord's reasonable estimate of the extent to which such variable Operating Expenses are attributable to Tenant's occupancy. In the event that Tenant or any other tenant within the Building has a use, performs acts (including, without limitation, construction within the Building), or whose presence or occupancy results, in Landlord's good faith determination, in an inequitable allocation of either Operating Expenses, Tax Expenses, or Insurance Expenses among the tenants of the Building, then Landlord may, without any obligation to do so and notwithstanding any provision to the contrary in this Lease, reallocate one or more of Tenant's Share of, respectively, Operating Expenses, Tax Expenses, and/or Insurance Expenses in such a manner so as to achieve an allocation of such expenses which Landlord determines to be equitable in Landlord's good faith determination. Notwithstanding anything to the contrary in this Lease, in the event that Landlord sells a portion of the Property, Tenant's Share of, respectively, Tax Expenses, Insurance Expenses and Operating Expenses after such sale shall be based upon the ratio that the Rentable Square Feet of the Premises bears to the Rentable Square Feet of the Property then owned by Landlord after any such sale. Charges for, respectively, Tax Expenses, Insurance Expenses and Operating Expenses shall be prorated to the date of any sale of a portion of the Property to reflect the recalculation described in the preceding sentence.

4.04. Rent Defined. Base Rent and Additional Rent shall be deemed to constitute "Rent". Rent shall be paid in lawful money of the United States without any abatement, set off or deduction whatsoever.

4.05 Interest and Late Charge. If any installment of Rent is not paid promptly when due, such amount shall bear interest at the rate of ten percent (10%) per annum from the date on which said payment shall be due until the date on which Landlord shall receive said payment regardless of whether or not a notice of default or notice of termination has been given by Landlord. In addition, Tenant shall pay Landlord a late charge of ten percent (10%) of the amount delinquent. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay Rent is difficult to ascertain, said late charge being the best estimate of the damage which Landlord shall suffer in the event of Tenant's late payment. However, Tenant is allowed two (2) delinquent payments in any given twelve (12) month period without incurring a late charge, provided the payment is no more than five (5) days late. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

4.06. Security Deposit. Upon execution of this Lease, Tenant shall deposit the Security Deposit set forth in Section 1.01 in cash with Landlord. The Security Deposit shall secure Tenant's obligation to: (i) pay Rent; (ii) maintain the Premises and repair damages thereto; (iii) surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease; and (iv) discharge Tenant's other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of Tenant's obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall upon demand by Landlord, immediately pay Landlord sufficient cash to restore the Security Deposit to the full original amount. The Security Deposit shall not bear interest. Upon termination of this Lease, if Tenant has performed Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord transfers Landlord's rights under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease.

4.07. Forgiven Rent. Provided Tenant fully and faithfully performs all of its obligations under the terms of this Lease, the Monthly Base Rent and Tenant's Shares of Operating Expenses, Tax Expenses and Insurance Expenses shall be abated for the initial three (3) months of the Term. At any time during the Term of this Lease should the Tenant fail to perform its obligations under the terms of the Lease such that an Event of Default which is not cured within the applicable cure period should occur, the abated Monthly Base Rent, and Tenant's Shares of Operating Expenses, Tax Expenses and Insurance Expenses shall be immediately due and payable in full.

5. REAL PROPERTY TAXES

5.01. Tenant's Obligations. Tenant shall pay to Landlord, pursuant to the terms of Section 4.03, Tenant's Share of Tax Expenses multiplied by the amount, if any, by which Tax Expenses exceed the Tax Base. "Tax Expenses" shall mean and include the sum of the following: all real estate taxes and other taxes relating to the Property, governmental and quasi governmental assessments and charges, commercial rental taxes, fees and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or otherwise, and all other fees or taxes which may be levied which: (i) are assessed,

ORIGINAL SIGNED LEASE

levied, conformed, imposed or become a lien upon the Property; (ii) are imposed in lieu of any of the above and become payable by Landlord during the Term, or (iii) may be assessed after the expiration of the Term for a period during the Term; provided, however, that:

a.

The amount owed by Tenant for Tax Expenses, as set forth in this Section 5.01, shall be prorated between Landlord and Tenant so that Tenant shall pay for amounts applicable to the period of time occurring prior to the expiration of the Term; and

b.

Any sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.

5.02. Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession or documentary transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord; provided, however, that if under the laws of the United States Government or the state, city or county in which the Property is located, or any political subdivision thereof or any improvement district therein, a tax or excise on rent, or any other tax however described, is levied or assessed by any such body against Landlord on account of rentals payable to Landlord from the Property, Tenant shall pay Tenant's Share of such tax or excise on rent as Tenant's Share is set forth under Tenant's Share of Tax Expenses under Section 1.01 and Section 4.03.

5.03. Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon Tenant's trade fixtures, inventories and other personal property located on or about the Premises.

6. INSURANCE

6.01. Tenant's Obligations. Tenant shall pay to Landlord, pursuant to the terms of Section 4.03, Tenant's Share of Insurance Expenses multiplied by the amount, if any, by which the Insurance Expenses in each of Landlord's accounting years of the Term exceed the Insurance Base. "Insurance Expenses" shall include the cost of premiums for insurance maintained under this Section 6 and any deductible portion of any insured loss concerning the Building or the Common Area. The amount owed by Tenant for Insurance Expenses, as set forth in this Section 6.01, shall be prorated between Landlord and Tenant so that Tenant shall pay that proportion attributable to the Term.

6.02. Landlord's Property. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Property, a policy or policies of all risk insurance (including sprinkler leakage coverage and any other endorsements or types of coverage required by the holder of any fee or leasehold mortgage) in an amount equal to at least eighty percent (80%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant' operations results increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount.

6.03. Landlord's Liability Insurance. During the Term of this Lease, Landlord shall procure and maintain in force a commercial general liability insurance covering the Property in commercially reasonable amounts as determined by Landlord, from time to time in Landlord's reasonable discretion.

6.04. Tenant's Liability. Tenant shall, at Tenant's sole cost and expense, maintain in full force a policy or policies of commercial general liability insurance, written by an insurance company approved by Landlord and in the form customary to the locality in which the Property is located, insuring Tenant's activities and those of Tenant's employees, agents, licensees and invitees with respect to the Property against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring on the Property or as a result of occupancy of the Property in amounts of not less than the greater of the Commercial General Liability Policy Limits set forth in Section 1.01, and combined single occurrence limit for personal injury and property damage of Two Million Dollars ($2,000,000). If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Property as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirement hereof. Such insurance shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. All such policies shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain the following endorsements: (i) deleting any employee exclusion of personal injury coverage; (ii) including employees as additional insureds; (iii) providing for coverage of employer's automobile non-ownership liability; (iv) deleting any liquor liability exclusion, (v) an "Additional Insured-Managers or Lessors of Premises Endorsement", and (vi) the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

6.05. Fire and All Risk Coverage Insurance. Tenant, at Tenant's expense, shall provide and keep in force during the Term of this Lease a policy or policies of broad form or special form property insurance, including sprinkler leakage if the Premises is equipped with an automatic sprinkler system, in an amount not less than one hundred percent (100%) replacement value covering Tenant's merchandise, furniture, equipment, fixtures, and Tenant's improvements that Tenant owns or has installed at Tenant's sole cost and expense to the Premises. Landlord and Tenant agree that proceeds from such insurance policy or policies shall be used for the repair or replacement of Tenant's improvements and property.

6.06. Rental Abatement Insurance. Landlord shall maintain in full force and effect rental abatement insurance against abatement or loss of Rent with respect to the Property in case of fire or other casualty, in an amount and with coverage periods as reasonably determined by Landlord.

6.07. Insurance Certificates; Other Requirements. Tenant shall furnish to Landlord on the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance required to be carried by Tenant pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insureds in this Section 6.07. Landlord, Reynolds & Brown, Landlord's successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation any ground lessor and holder of any fee or leasehold mortgage, shall be named as insureds under each policy of insurance maintained by Tenant. All insurance policies required to be carried by Tenant under this Lease shall: (i) be written by companies rated A-VI or better in "Best's Insurance Guide" and authorized to do business in California; and (ii) name any parties designated by Landlord as additional insureds. Any deductible amounts under any insurance policies required to be carried by Tenant hereunder shall be subject to Landlord's prior written approval. In any event deductible amounts shall not exceed One Thousand Dollars ($1,000.00). If at any time during the Term the amount or coverage of any insurance which Tenant is required to carry under this Lease is, in Landlord's good faith judgment, materially less than the amount or type of insurance coverage typically carried by owners or lessees or properties located in the same general market area as the Property, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section.

6.08. Tenant's Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs resulting from said failure. Tenant shall also be responsible for reimbursing Landlord for any costs incurred by Landlord pursuant to

ORIGINAL SIGNED LEASE

Section 16.16. Nothing herein shall be a waiver of any of Landlord's rights and remedies under any other article of this Lease or at law or equity.

6.09. Waiver of Subrogation. All policies of property and liability coverage insurance which Tenant obtains in connection with the Property shall include a clause or endorsement denying the insurer any rights of subrogation against Landlord. Tenant waives any rights of recovery against Landlord for injury or loss due to hazards covered by insurance to the extent of the proceeds recovered therefrom.

6.10. Indemnification of Landlord. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, Landlord's partners, members, managers, employees, authorized agents and contractors (collectively, "Landlord's Authorized Representatives"), and the Property harmless from and against all claims, liabilities, penalties, losses, damages, costs and expenses, claims or judgments (including, without limitation, attorneys' fees) in connection with or arising out of any injury to persons or damage to Property occurring in, on or about the Premises, or any accident or other occurrence on or about the Property occasioned by any act or omission of Tenant, Tenant's officers, managers, employees, agents, sub-tenants, contractors, visitors, or invitees, or arising from Tenant's use, maintenance, occupation or operation of the Premises, Building, Common Area or Lot; provided, however that Tenant shall not indemnify Landlord for any injury or damage to the extent arising as the result of the gross negligence or willful misconduct of Landlord or Landlord's Authorized Representatives. Landlord need not have first paid any such claim in order to be defended or indemnified.

6.11. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Property, Landlord may elect to procure and maintain in full force and effect during the Term, with respect to the Property, a policy of earthquake/volcanic action and flood and/or surface water insurance, in an amount not to exceed one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition of the Property, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance.

6.12. Workers' Compensation Insurance. Both parties shall procure at their sole cost and expense Workers' Compensation Insurance in compliance with California law.

6.13. Business Interruption Insurance. Tenant shall procure at Tenant's sole cost and expense a policy of Business Interruption Insurance adequate to insure Tenant's typical exposure over a one (1) year period of time.

6.14. Comprehensive Automobile Liability Insurance. If Tenant operates owned, hired or nonowned vehicles on the Property then Tenant shall procure a Comprehensive Automobile Liability Insurance, at a limit of liability of not less than One Million Dollars ($1,000,000) combined bodily injury and property damage.

6.15. Landlord's Disclaimer. Neither Landlord nor Landlord's Authorized Representatives shall be responsible or liable at any time for damage to Tenant's equipment, fixtures or other personal property or to Tenant's business, and neither Landlord nor Landlord's Authorized Representatives shall be responsible or liable to Tenant or to those claiming by, through or under Tenant for any damage to person or property that may be occasioned by the acts or omissions of third parties and neither Landlord nor Landlord's Authorized Representatives shall be responsible or liable for any defect in any building or Common Area in the Property or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall they be responsible or liable for any damage to any person or to any property of Tenant or other person caused by bursting, breakage or leakage, steam or the running, seepage or overflow of water or sewage in any part of the Premises or by the use of reclaimed water or for any damage caused by or resulting from acts of God or the elements or for any damage caused by or resulting from any defect or negligence in the occupancy, construction, operation or use of any of the Property, machinery, apparatus or equipment by any other person or by or from the acts or negligence of any occupant of the Property, except to the extent such defect, damage or loss is caused by the gross negligence or willful misconduct of Landlord or Landlord's Authorized Representatives. Notwithstanding Landlord's or Landlord's Authorized Representatives' negligence or breach of this Lease, neither Landlord nor its Authorized Representatives shall be liable for injury to Tenant's business or for any loss of income or profit therefrom.

7. OPERATING EXPENSES, REPAIRS AND MAINTENANCE

7.01. Operating Expenses. Tenant shall pay to Landlord, pursuant to the terms of Section 4.03, Tenant's Share of Operating Expenses multiplied by the amount, if any, by which the Operating Expenses incurred by Landlord (including, without limitation, all expenses incurred by Landlord pursuant to Section 7.03) in each of Landlord's accounting years of the Term exceed the Operating Expense Base. "Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord for the administration, management, cleaning, maintenance, painting and repair of the Property (including, without limitation, the Common Area). Operating Expenses shall include, without limitation: Landlord's administrative charge equal to ten percent (10%) of the sum of Operating Expenses, Tax Expenses, and Insurance Expenses; the cost of utilities relating to the Property that are not separately metered to the Premises; and reserves set aside for maintenance and repair of the Common Area. Operating Expenses shall not include Insurance Expenses and Tax Expenses.

7.02. Tenant Repairs and Maintenance. Tenant shall, subject to the casualty and condemnation provisions of Sections 11 and 12 and Landlord's obligations under Section 7.03 be responsible for payment to Landlord as Additional Rent for that portion of the cost of any maintenance and repair of the Premises or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above the then Building standards. Any repair or replacement required of Tenant shall be made with equipment and/or materials at least equal to the specifications and quality of the original and shall be made by contractors approved by Landlord. Tenant shall install rug protectors in all carpeted areas in which desk chairs are located. Tenant recognizes the use of some chemicals and/or maintenance techniques are potentially harmful to the Premises or the Property, and consequently, Tenant's use of such chemicals and/or maintenance techniques shall be subject to Landlord's prior written approval. Tenant hereby waives the provisions of California Civil Code Sections 1941 and 1942 and any similar or successor laws, to the extent applicable, regarding Tenant's right to terminate this Lease or make repairs and deduct the costs thereof from Rent.

7.03. Landlord Repairs and Maintenance. Subject to the casualty and condemnation provisions of Sections 11 and 12 and except for any repair and maintenance obligations of Tenant which are specifically described in Section 7.02, Landlord shall, keep the Property, including the Premises, interior and exterior walls of the Building, the foundation and subfloors of the Building, the roof of the Building, and Common Areas and equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Landlord shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above the then Building standards. There shall be no abatement of Rent during the performance of any work described in this Section 7.03. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord.

7.04. Inspection of Premises. Landlord may enter the Premises at reasonable times upon advance notice to Tenant in order to inspect the same, to inspect the performance by Tenant of the terms and conditions hereof, to affix reasonable signs and displays and to show the Premises to prospective purchasers, tenants and lenders. There shall be no abatement of Rent for any such entry of the Premises.

ORIGNINAL SIGNED LEASE

7.05. Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Property free of all mechanic's and materialmen's liens in connection therewith. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work, in on or about the Premises. Landlord shall have the right to post in or on the Premises, or in the immediate vicinity thereof, notices of non-responsibility as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole cost and expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is in its best interests to do so.

7.06. Audit Rights. Tenant may audit Landlord's Operating Expenses, Insurance Expenses and Tax Expenses for the immediately preceding accounting year in order to verify the accuracy thereof provided that: (i) Tenant specifically notifies Landlord that it intends to conduct such audit within ninety (90) days after the receipt of Landlord's reconciliation for the prior accounting year; and (ii) such audit will be conducted only during regular business hours at the office where Landlord maintains such expense records and only after Tenant gives Landlord fourteen (14) days prior written notice. Any such audit must be completed by Tenant within ninety (90) days after notice of its intent to audit. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the result of such audit. No audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee is not in possession of the Premises. In the event that Tenant elects to audit in accordance with this Section, such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

8.

ALTERATIONS

8.01. Fixtures and Personal Property. Tenant, at Tenant's sole cost and expense, may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and removable without structural damage to the Building. Landlord reserves the right to approve or disapprove curtains, draperies, shades, paint and other interior improvements visible from outside the Premises on wholly aesthetic grounds. Landlord may remove or replace such items at Tenant's sole cost and expense if Tenant fails to obtain Landlord's written approval prior to installation. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant prior to expiration of the Term or earlier termination of the Lease. Tenant shall assume the risk of damage to any of Tenant's trade fixtures, equipment and furniture. Tenant shall repair, at Tenant's sole cost and expense, all damage caused by the installation or removal of trade fixtures, equipment and furniture. If Tenant fails to remove the foregoing items on termination of this Lease, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole cost and expense.

8.02. Alterations. Tenant shall not make or allow to be made any alterations, additions, or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord. With respect to any alterations, additions, or improvements approved by Landlord, Tenant shall, at Landlord's election, remove such alterations, additions or improvement at Tenant's expense prior to expiration of the Term or earlier termination of the Lease and repair any damage caused by said removal. All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, upon written notice to Tenant on or before ninety (90) days after termination of the Lease, require that Tenant, at Tenant's expense, immediately remove any or all alterations, additions, and improvements made by Tenant and restore the Premises to their condition existing prior to the construction of any such alterations, additions or improvements. If Tenant fails to timely remove such alterations, additions or improvements or Tenant's trade fixtures, equipment or furniture, Landlord may keep and use them or remove any of them and, in the case of trade fixtures, equipment or furniture, cause them to be stored or sold accordance with applicable law, all at Tenant's sole cost and expense. The terms of the preceding two sentences shall survive the termination of the Lease. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof and Tenant has acquired all applicable permits therefore required by governmental authorities. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant and reviewed or approved by Landlord are safe or that the same comply with any Regulations. Further, Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant's alterations, additions or improvements to the Premises. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all Regulations and requirements of the insurers of the Building. Tenant shall reimburse Landlord for Landlord's reasonable charges and expenses for reviewing and approving or disapproving plans and specifications and any other documents for any alterations proposed by Tenant. Tenant shall require that any contractors used by Tenant be licensed and carry a commercial general liability insurance policy in such amounts as Landlord may reasonably require. Landlord may require proof of such insurance prior to commencement of any work on the Premises.

9. UTILITIES AND EASEMENTS 9.01. Utilities.

a.

Services Provided by Landlord. As part of the Operating Expenses, Landlord shall provide heating, ventilation and air conditioning (during the hours of 7 a.m. to 6 p.m. Monday through Friday), and janitorial services (five (5) nights per week) as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or florescent tubes and ballasts for standard overhead fixtures. If any such utility services are not separately metered to the Premises, Tenant shall pay at Landlord's option, either Tenant's Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building.

b.

Services Exclusively to Tenant. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises, or to Tenant, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay at Landlord's option, either Tenant Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the building.

C.

Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Tenant to Landlord of the cost thereof.

ORIGINAL SIGNED LEASE

d.

Excess Usage by Tenant. Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage or the Property. Landlord shall require Tenant to reimburse Landlord for any excess expense or costs that may arise out of breach of this subparagraph by Tenant. Landlord may, in its sole discretion, install at Tenant's expense supplemental equipment and/or separate metering applicable to Tenant's excess usage or loading.

e.

Interruptions. Provided that Landlord has not been grossly negligent, there shall be no abatement of rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord's reasonable control or in cooperation with governmental request or directions.

9.02. Easements. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps, covenants, conditions and restrictions, so long as such easements, rights, dedications, maps, covenants, conditions and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign and deliver within ten (10) days after request by Landlord any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps, covenants, conditions or restrictions.

10. USE OF PREMISES

10.01. General. Tenant shall use and occupy the Premises only for the Permitted Uses, or any other legal use which is reasonably comparable thereto, and for no other purpose (Landlord may consider such factors as tenant mix in determining whether a use is reasonably comparable). Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Landlord shall not unreasonably withhold or delay its consent to any written request for a modification of the Permitted Uses so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and is not significantly more burdensome to the Premises. If Landlord elects to withhold consent, Landlord shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Landlord's objections to the change in use. Tenant agrees, by Tenant's entry, that Tenant has conducted an investigation of the Premises and the acceptability of the Premises for Tenants use, to the extent that such investigation might affect or influence Tenant's execution of this Lease. Tenant acknowledges that Landlord has made no representations or warranties in connection with the physical condition of the Premises, Tenant's use of the same, or any other matter upon which Tenant has relied directly or indirectly for any purpose.

10.02. Hazardous Materials. Tenant shall strictly comply with all Regulations now or hereinafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials"). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et s~Mc., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et sec., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et S~Mc., and California Health and Public Safety Code Section 25117. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, released or disposed of in, on or about the Property without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to Section 6. 10, above, shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly arising out of the use, generation, storage, release or disposal of Hazardous Materials by Tenant or any person on the Premises during the Term, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all Regulations pertaining to Hazardous Materials shall excuse Tenant from Tenant's indemnification obligation pursuant to this Section, which obligation shall survive the termination of this Lease. Landlord, its lenders and its consultants shall have the right to enter into the Premises any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a violation of any Regulation, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

10.03. Environmental Disclosure. Should Tenant wish to use, generate or store Hazardous Materials on or about the Property, Tenant shall complete, execute and deliver to Landlord an Environmental Disclosure Statement (the "Environmental Disclosure") in the form of Exhibit F, and Tenant shall certify to Landlord all information contained in the Environmental Disclosure as true and correct to the best of Tenant's knowledge and belief. The completed Environmental Disclosure shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. In the event Tenant provides an Environmental Disclosure, on each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord, in writing, the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve-month period prior to and after each Disclosure Date, or which Tenant intends to store, generate, or use on, under or about the Premises. At Landlord's option, Tenant shall, execute and deliver to Landlord an Environmental Disclosure as the same may be modified by Landlord from time to time whether or not Tenant wishes to use, generate or store Hazardous Materials on or about the Property.

10.04. Reclaimed Water. In the event the Property uses reclaimed water, Tenant acknowledges that Tenant shall comply with all Regulations governing the use thereof. Landlord may periodically conduct such tests as may be reasonably necessary for the use of reclaimed water, including a dual shut down test to establish that there exists no cross over in water systems, and the reasonable costs thereof shall be an Operating Expense.

10.05. Signs. Any sign placed by Tenant on the Premises shall contain only Tenant's name and no advertising material, and shall otherwise comply with the sign criteria set forth in Exhibit G and all Regulations. No sign (including, but not limited to, signs advertising an assignment or subletting) shall be placed on the exterior of the Premises without Landlord's written approval of the location, material, size, design and content thereof nor without Tenant's obtaining any necessary permit therefore. If Landlord installs a sign for Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord within five (5) days of demand by Landlord. Tenant shall remove any sign upon termination of this Lease, using a contractor reasonably acceptable to Landlord, and shall return the Premises to their condition prior to the placement of said sign (including completing all necessary repainting and patching).

10.06. Parking. Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking is impaired by moratorium, initiative, referendum or Regulation or by the operations of any other tenant. Any monetary obligations imposed relative to parking rights with respect to the Premises shall be considered as Tax Expenses and shall be paid by Tenant under Section 5. Landlord grants Tenant the

ORIGINAL SIGNED LEASE

right to use the number of parking spaces located in the parking areas adjoining the Premises as set forth in Section 1.01, with the specific parking spaces and rules regulating the use thereof to be designated, from time to time, by Landlord. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants ("Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking allocation specified in Section 1.01 Defined Terms at any time. Landlord may take such actions or incur such cost which it deems reasonably necessary to enforce the proper parking on the property, including the reasonable allocation to Tenant of all costs and expenses to do so. Tenant shall not use the areas outside of the Premises for the placement of dumpsters, refuse collection, outdoor storage or parking of cars and/or pickup trucks which are not in working order.

10.07. Telephone and Telecommunications Services. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole cost and expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Tenant's Premises and, if applicable, and in accordance with rules, regulations and conditions adopted by Landlord from time to time, the telephone closet(s) in the Building in which the Tenant's Premises is located. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring, nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunication equipment for other tenants of the Building. Any and all telecommunications equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease Term, by Tenant at its sole cost and expense, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant, given no later than thirty (30) days prior to the expiration or earlier termination of the Lease Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in Tenant's Premises or elsewhere in the Building. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within Tenant's Premises or the Building, without Landlord's prior written consent, which consent shall not be unreasonably withheld.

11.

DAMAGE AND DESTRUCTION

11.01. Reconstruction. If the Building is damaged or destroyed, Landlord shall, except as hereinafter provided, diligently repair or rebuild the Building to substantially the condition in which the Building existed immediately prior to such damage or destruction, provided that insurance is available to pay one hundred percent (100%) or more of the cost of such restoration, excluding the deductible amount. Landlord shall not be obligated to repair any improvements made or paid for by the Tenant.

11.02. Rent Abatement. Base Rent shall be abated proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Section 6.06, during any period when, by reason of such damage or destruction, Landlord reasonably determines that there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon the date of such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. If Landlord reasonably determines that continuation of business is not practical pending reconstruction, Base Rent shall abate to the extent of proceeds from rental abatement insurance until reconstruction is substantially completed or until business is totally or partially resumed, whichever occurs earlier.

11.03. Option to Terminate. If the Building is damaged or destroyed to the extent that Landlord determines that the Building cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, notwithstanding the fact that the Premises have not been totally damaged or destroyed, the sole right of both Landlord and Tenant shall be the option to terminate this Lease. Landlord's determination with respect to the extent of damage or destruction shall be conclusive on Tenant. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

11.04. Uninsured Casualty. In the event the Building is damaged or destroyed and is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Section 6.02, Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the date of Landlord's receipt of written notice from Landlord's insurance company that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect, and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.01.

11.05. Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section 11, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, including, without limitation, any rights arising pursuant to California Civil Code Sections 1932 and 1933.

12.

EMINENT DOMAIN

12.01. Total Condemnation. If all of the Premises is taken under the power of eminent domain or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the date of title vesting in suchproceeding, and Rent shall be adjusted to the date of termination. Tenant shall immediately notify Landlord of any such occurrence.

12.02. Partial Condemnation. If any portion of the Premises is Condemned, and such partial condemnation renders the Premises unusable for Tenant's business, as reasonably determined by Landlord, or if a substantial portion of the Building is Condemned as reasonably determined by Landlord, this Lease shall terminate as of the date of title vesting in such proceeding and rent shall be adjusted to the date of termination. If such partial condemnation does not render the Premises unusable for the business of Tenant or less than a substantial portion of the Building is Condemned, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent, Tenant's Share of Tax Expenses, Tenant's share of Insurance Expenses, and Tenant's Share of Operating Expenses shall be adjusted as reasonably determined by Landlord. Tenant hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Lease.

12.03. Landlord's Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, subject to the provisions of Section 12.04, and Tenant waives any claim to any part of the award from Landlord or the condemning authority.

ORIGINAL SIGNED LEASE

12.04. Tenant's Award. Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant in connection with loss of good will and costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

12.05. Temporary Condemnation. In the event the Premises is temporarily Condemned, as reasonably determined by Landlord, this Lease shall remain in effect and Tenant shall receive any award made for such condemnation. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, and upon such payment Tenant shall be excused from such obligations. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of occupancy by the condemning authority, the award shall be distributed as provided in Sections 12.03 and 12.04 above, and Rent shall be adjusted to the date of such occupancy.

12.06. Delivery of Documents. Tenant shall immediately execute and deliver to Landlord all instruments required to effectuate the provisions of this Section 12.

13. DEFAULT

13.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" by Tenant with or without notice from Landlord:

a.

Vacating or Abandoning. Vacating or abandoning the Premises;

b.

Payment. Failure to pay Rent when due hereunder;

c.

Performance. Default in the performance of Tenant's covenants, agreements and obligations hereunder, except default in the payment of Rent, the default continuing for fifteen (15) days after notice thereof from Landlord;

d.

Assignment. A general assignment by Tenant for the benefit of creditors;

e.

Bankruptcy. The filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy;

f.

Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold;

g.

Insolvency, Dissolution, Etc. Tenant's insolvency or inability to pay Tenant's debts, or failure generally to pay Tenant's debts when due; or any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; or Tenant taking any action toward the dissolution or winding up of Tenant's affairs or the cessation or suspension of Tenant's use of the Premises;

h.

Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

i.

Estoppel/Financial Statements. Tenant's failure to deliver to Landlord an Estoppel Certificate mandated by Section 15.01 or a Financial Statement mandated by Section 16.02 within ten (10) days after Landlord's written request;

j.

False Financial Statements. The discovery that any Financial Statement of Tenant or any Guarantor given to Landlord was materially false; or

k.

Guarantor. If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Tenant's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantor that existed at the time of execution of this Lease.

Tenant hereby waives the redemption provisions of California Code of Civil Procedure Sections 1174 and 1179. 13.02. Landlord's Remedies.

a.

Abandonment. If Tenant abandons the Premises, at Landlord's election, this Lease shall continue in effect. Landlord shall not be deemed to have terminated this Lease other than by written notice of termination from Landlord, and Landlord shall have all of the remedies of a landlord provided by California Civil Code Section 1951.4. After abandonment of the Premises by Tenant, Landlord may give notice of termination.

b.

Termination. Following the occurrence of any Event of Default, Landlord shall have the right, as long as the Event of Default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the Event of Default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective either three (3) days after it is given or upon expiration of the time specified in Section 13.01 hereinabove, whichever occurs later.

c.

Re-entry. Following termination under Section 13.02 above, without prejudice to other remedies Landlord may have by reason of Tenant's default or such termination, Landlord may: (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

d.

Recovery. Following termination under Section 13.02.b above, Landlord shall have the rights and remedies of a landlord provided by California Civil Code Section 1951.2. The amount of damages Landlord may recover following termination under subsection (b) above shall include: (i) the worth at the time of the award of the amount by which the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid

ORIGINAL SIGNED LEASE

Rent for the balance of the Term after the time of the award exceeds the amount of rental loss Tenant proved could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's Failure to perform its obligations under this Lease. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

e.

Right to Possession. In accordance with California Civil Code Section 1951.4, Landlord may continue the Lease and Tenant's right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect Landlord's interests, shall not constitute a termination of the Tenant's right to possession.

f.

Additional Remedies. In addition to the foregoing remedies and so long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure until the same is repaid.

g.

Other. If Tenant causes or threatens to cause a breach of any of the covenants, terms or conditions contained in this Lease, Landlord shall be entitled to obtain all sums held by Tenant, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any remedy allowed at law, in equity, by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease. If a notice and grace period required under Section 13.01 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute (California Code of Civil Procedure Sections 1161 et SeMc .) shall also constitute the notice required by Section 13.01. In such case, the applicable grace period required by Paragraph 13.01 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Event of Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statue.

h.

Cumulative. Each Right and remedy of Landlord provided for in this Lease or now or hereafter existing at law, in equity, by statue or otherwise, shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or equity, by statue or otherwise.

i.

Indemnification. Nothing in this Section 13 shall affect the right of Landlord to indemnification by Tenant in accordance with Section 6.10 for liability arising from personal injuries or property damage prior to the termination of this Lease.

14. ASSIGNMENT AND SUBLETTING

14.01. Approval. Tenant shall not assign, sublease, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. If Tenant is a corporation, limited liability company or a partnership, the transfer of fifty percent (50%) or more of the beneficial ownership interest of the corporate stock, membership interests or partnership interests of Tenant, as the case may be, shall constitute an assignment hereunder for which such consent is required. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void. Notwithstanding that Landlord shall have no legal obligation to do so, if Landlord should decide in the future to permit an assignment or subletting, such consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting. Under no circumstances shall this lease be assigned, sublet, or assumed, in whole or in part, unless Landlord receives adequate assurance of future performance of all the terms and conditions of the Lease. Such adequate assurance shall include adequate assurance: (a) of the source of Rent due under the Lease; (b) that the assignment, subletting, or assumption of the Lease shall not cause any breach in any respect of any provision in any other lease, financing agreement, or master agreement relating to the Building or Property; and (c) that the assignment, subletting, or assumption shall not disrupt in any respect any tenant mix or balance in the Building or on the Premises. Tenant shall pay promptly upon billing any and all attorneys' fees and other costs reasonably incurred by Landlord for the review or preparation of any documents in connection with a proposed assignment or sublease.

The provisions of this Section 14.01 to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent, but with written notice of such event, to enter into an assignment or sublease with: (i) a parent corporation or entity; (ii) any subsidiary corporation or entity of Tenant or of Tenant's parent corporation or entity; (iii) an affiliated entity in which tenant or its parent corporation or entity, or the subsidiaries of either of them, holds a majority of the outstanding shares or ownership interestl or (iv) a purchaser or transferee of all or substantially all of Tenant's stock, assets and business operations, or a portion of Tenant's stock, assets or operations (each and any of the foregoing being referred to as a "Permitted Transfer"). If Tenant assigns the Lease or sublets the Premises pursuant to a Permitted Transfer, Tenant shall promptly following the effective date thereof deliver written notice of such transfer to Landlord, which in the case of an assignment shall include documentation evidencing the assignee's assumption of Tenant's obligations under this Lease and, in the case of subletting, a copy of the sublease.

14.02. Landlord Option.

a.

Right to Cancel. In connection with any proposed assignment or sublease, Landlord shall have the option to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion. Landlord may exercise said option by notifying Tenant in writing within thirty (30) days after Landlord's receipt from Tenant of such request, and in each case such cancellation or termination shall occur as of the date set forth in Landlord's notice of exercise of such option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice.

b.

Cancellation. If Landlord exercises Landlord's option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is canceled as to a portion of the Premises only, Rent after the date of cancellation shall be abated on a pro rata basis, as determined by Landlord. After any such cancellation, Landlord may directly lease the Premises to any party, including, without limitation, any party with whom Tenant previously discussed an assignment or subletting.

c.

Noncancellation. If Landlord does not exercise Landlord's option to cancel this Lease pursuant to the foregoing provisions, Landlord may withhold Landlord's consent to such proposed assignment or subletting, provided such consent is not unreasonably withheld.

ORIGINAL SIGNED LEASE

14.03. Bonus Rental. If Tenant receives rent or other consideration for any assignment or sublease in excess of the Rent or, in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, as determined by Landlord, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder after first deducting reasonable leasing commissions, attorneys' fees, and other costs incurred by Tenant in connection with the assignment or sublease.

14.04. Scope. If this Lease is (a) assigned, (b) the underlying beneficial interest of Tenant is transferred or (c) the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of Section 14.03; provided that no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant or covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

14.05. Release. The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Tenant's interest in the prior lease. In the event of a transfer of Landlord's title or interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

14.06. Holding Over. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over, then the Monthly Base Rent shall be increased to one hundred twenty five percent (125%) of the Monthly Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

14.07. Waiver. Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.

ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

15.01. Estoppel Certificate. Within ten (10) days after request by Landlord, Tenant shall deliver, in recordable form, an estoppel certificate in the form determined by Landlord or Landlord's mortgagee or purchaser, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Rent has been paid in advance.

15.02. Attornment. Tenant shall, if requested, attom to the purchaser upon a foreclosure, sale of a grant of a deed in lieu of foreclosure of the Property, and recognize such purchaser as Landlord under this Lease in the event of (a) a foreclosure proceeding; (b) the exercise of the power of sale under any mortgage or deed of trust made by Landlord, Landlord's successors or assigns which encumbers the Premises, any part thereof, or (c) the termination of a ground lease; or (d) a sale of the Property.

15.03. Subordination. The rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made upon the security thereof, provided, however, that notwithstanding such subordination, so long as the Tenant is not in default under this Lease, this Lease shall not be terminated or subject to termination by any trustees sale, action to enforce the security or proceeding or action in foreclosure. If requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this Section 15.03.

16.

MISCELLANEOUS

16.01. Waiver. No waiver by Landlord of any default or breach of any covenant by Tenant hereunder shall be implied from any omission by Landlord to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by Landlord shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to any act of Tenant requiring further consent or approval by Landlord shall not be deemed to waive or render unnecessary Landlord's consent or approval to any subsequent similar acts. No waiver by Landlord of any provision under this Lease shall be effective unless in writing and signed by Landlord. Landlord's acceptance of full or partial payment of Rent during the continuance of any breach of this Lease shall not constitute a waiver of any such breach of this Lease. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed as a waiver of Landlord's right to recover damages under Section 13.

16.02. Financial Statements. Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord current audited financial statements of Tenant and any Guarantor.

16.03. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16.04. Limitation of Landlord's Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, members, managers, officers and shareholders of Landlord, and Tenant shall look solely to the Building for satisfaction of any liability and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, members, managers, officers and shareholders of Landlord.

16.05. Entire Agreement. This Lease sets forth all the covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Property, and there are no covenants, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless in writing and signed by both Landlord and Tenant.

16.06. Time. Time is of the essence of this Lease

ORIGINAL SIGNED LEASE

16.07. Attorneys' Fees. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

16.08. Captions and Article Letters. The captions, article letters and table of contents appearing in this Lease are inserted as a matter of convenience and in no way define or limit the provisions of this Lease.

16.09. Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

16.10. Applicable Regulations. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

16.11. Rules and Regulations. At all times during the Term, Tenant shall comply with the rules and regulations ("Rules and Regulations") for the Building and the Lot, as set forth in Exhibit H (and such amendments as Landlord may reasonably adopt) attached hereto and by this reference made a part thereof.

16.12. Examination of Lease. Submission of this Lease to Tenant does not constitute an option to Lease, and this Lease is not effective until execution and delivery by both Landlord and Tenant.

16.13. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises or Building. All property that Tenant is required to surrender shall become Landlord's property upon the termination of this Lease. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and store at Tenant's expense, or at Landlord's election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

16.14. Authority. If Tenant is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Tenant shall, within thirty (30) days after request, deliver to Landlord satisfactory evidence of such authority.

16.15. Broker. Tenant warrants that it has had no dealings with any real estate broker or agent other than the broker set forth in Section 1.01 ("Broker") in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than Broker.

16.16. Landlord's Right to Perform. Upon Tenant's failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant's insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligations of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord's performing such obligations on Tenant's behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the maximum rate permitted by law as Additional Rent.

16.17. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest herby created or Tenant's rights hereunder.

16.18. Landlord's Lien. In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rent becoming due hereunder from Tenant, Upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 16.18 at public or private sale upon ten (10) days notice to Tenant. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

16.19. Relocation. Intentionally Omitted

16.20. Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal delivery, to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served three (3) days after the date of mailing.

16.21. Rider. A Lease Rider as indicated in Section 1.01 is attached hereto and made a part hereof.

ORIGINAL SIGNED LEASE

IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

LANDLORD

Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners (collectively, "Landlord")

___________/s/ David Brown_________

David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, as agent for Wicks Partners

TENANT

Orban, CRL Systems, Inc., an Arizona corporation

By:____________/s/ Robert McMartin___________

Robert McMartin, Executive Vice President. CFO

By:________/s/ C. Jayson Brentlinger________

C. Jayson Brentlinger

President, CEO

NOTICE: If Tenant is a corporation or a limited liability company, Tenant's authorized officers or members must sign on Tenant's behalf in accordance with the provisions of a certified corporate or limited liability company resolution, as the case may be. If Tenant is a general or limited partnership, all of the general partners must sign this Lease, as indicated by the agreement of general or limited partnership.

ORIGINAL SIGNED LEASE

LEASE RIDER

This Lease Rider is attached to and made a part of that certain Standard Form Lease (the "Lease") dated OCTOBER 25, 2006 by and between Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners (collectively, "Landlord"), as Landlord, and Orban, CRL Systems, Inc., an Arizona corporation, as Tenant, and constitutes additional covenants and agreements thereto as set forth in the Lease, with the covenants and agreements contained herein to prevail in the event of any conflict between the covenants and agreements contained herein and those in the Lease. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

17.

OPTION TO EXTEND TERM

a.

Option to Extend Term.

(i)

Landlord hereby grants to Tenant ONE (1) option (the "Option") to extend the Term of the Lease for an additional consecutive term of FIVE (5) years (the "Extension"), on the same terms and conditions as set forth in the Lease, except the Monthly Base Rent shall be the amount determined and adjusted as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days, but not more than two hundred seventy (270) days before the expiration of the Term of the Lease. If Tenant fails to deliver Landlord written notice of the exercise of the Option within the time period prescribed above, such Option shall lapse, and there shall be no further right to extend the Term of the Lease. The Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of such Option, and thereafter at all times prior to the commencement of such Extension, an Event of Default shall not have occurred under the Lease and (ii) Tenant has not been ten (10) or more days late in the payment of Rent more than a total of three (3) times during the Term of the Lease. If Tenant properly exercises an Option, "Term", as used herein and in the Lease, shall be deemed to include the Extension.

(ii)

The Option is personal to Orban, CRL Systems, Inc. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall be void. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option, but prior to the commencement of the Extension, the Option shall be void and the Term of the Lease shall expire as if the Option were not exercised.

b.

Calculation of Monthly Base Rent.

The Monthly Base Rent during the Extension shall be increased, as of the commencement of the Extension ("Rental Adjustment Date") to the "Fair Market Value" of the Premises. The determination of Fair Market Value shall also incorporate any periodic market escalators arising during the Extension. Thereafter the Monthly Base Rent shall be increased as determined below. In no event shall the Monthly Base Rent for the Extension be less than the Monthly Base Rent paid during the last month of the Term immediately preceding the Extension.

The term "Fair Market Value" of the Premises for the purposes of the Lease, shall mean the minimum monthly rent paid by new, non-extending tenants for comparable space under leases entered into within the one year period prior to the Lease renewal in comparable projects in the San Leandro marketplace, on a Full Service basis, taking into account the location of the Premises in the San Leandro marketplace, its accessibility and its visibility from adjoining streets and any freeway off-ramp, and other amenities in the San Leandro marketplace. Notwithstanding the foregoing, such Fair Market Value shall not include any reduction factor attributable to brokerage commissions. The determination of Fair Market Value shall also incorporate any periodic market escalators arising during the Extension.

The Monthly Base Rent shall be determined in the following manner: Landlord shall determine the Fair Market Value of the Premises by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than sixty (60) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Value of the Premises. Tenant shall have fifteen (15) days (the "Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposed by Landlord then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Value of the Premises, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Value of the Premises and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Value of the Premises which triggers the negotiation period of this Section, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value of the Premises, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Value of the Premises and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below:

(i)

The Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes in each other's presence. If the Landlord and Tenant do not mutually agree upon the Fair Market Value of the Premises within one (1) business day of the exchange of envelopes, then, within ten (10) business days of the exchange of envelopes Landlord and Tenant shall agree upon and jointly appoint a single neutral arbitrator who shall by profession be a real estate broker or Certified Property Manager who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the San Leandro marketplace. Neither Landlord nor Tenant shall consult with such broker as to their opinion as to the Fair Market Value of the Premises prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Value of the Premises is the closest to the actual Fair Market Value of the Premises as determined by the arbitrator, taking into account the requirements of this subsection regarding same. Such arbitrator may have such hearings and require such additional information as the arbitrator, in his or her sole discretion, determines is necessary.

(ii)

The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Value of the Premises, and shall notify Landlord and Tenant thereof.

(iii)

The decision of the arbitrator shall be binding upon Landlord and Tenant.

Lease Rider

ORIGINAL SIGNED LEASE

(iv)

If the Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Alameda County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v)

The cost of arbitration shall be paid by Landlord and Tenant equally.

18.

SECURITY DEPOSIT

Provided Tenant is not then, and has not been, in default beyond applicable notice and cure periods under the terns of this Lease, at the commencement of the 25th month of the Lease, Landlord shall remit to Tenant from funds constituting the Security Deposit the sum of Four Thousand Six Hundred Sixty Five Dollars ($4,665) thereby reducing the Security Deposit to Ten Thousand Three Hundred Thirty Five Dollars ($10,335).

19.

RIGHT OF FIRST OFFER TO PURCHASE

Tenant shall have a Right of First Offer to purchase the Property commonly known as 14760-14798 Wicks Blvd., San Leandro, CA consisting of approximately eighteen thousand two hundred sixty four (18,264) rentable square feet.

Landlord shall notify Tenant, in writing, of the date when said Property will become available for purchase and the terms under which Landlord would be willing to sell said Property. Tenant shall then have five (5) business days after receipt of notice to notify Landlord of its intent to enter into negotiations for a purchase, under the terms outlined in Landlord's notification letter and under such other terms and conditions as may be reasonably satisfactory to Landlord. Said negotiations of the terms and conditions of a sale of the Property must be mutually agreed upon and completed within thirty (30) days of Landlord's receipt of Tenant's written notice of intent. In the event Landlord does not receive written notice within said five (5) day period, then this Right of First Offer shall expire and Landlord shall be free to sell the Property to another party and this Section shall be rendered null and void. Failure of Landlord to notify Tenant of the sale of the Property shall in no way constitute failure, breach or default of this Lease. This Right of First Offer is personal to Orban, CRL Systems, Inc. and is not transferable or assignable in any form or manner. Nothing contained in this Section shall be construed as giving Tenant an option or a first refusal to purchase the Property.

Landlord shall not sell or agree to sell the Property without first offering the Property to Tenant in accordance with the terms hereof. The word "sell" shall not include a conveyance or transfer by gift, bequest, or inheritance, or Landlord's hypothecation or encumbrance of the Property.

Before Landlord sells or agrees to sell the Property to a third party, Landlord shall offer ( the "First Offer") to sell the Property to Tenant, in writing and on terms and conditions substantially similar to those proposed for the sale of the Property to any third party. The First Offer shall, at a minimum, include the following information: (A) the purchase price; (B) the method of purchase price payment; (C) the amount and terms of any proposed Landlord financing in connection with the proposed sale; (D) the amount of any earnest money deposit; (E) the time and location for the close of escrow; and (F) the other material terms and conditions of the proposed sale of the Property.

Landlord shall have twenty (20) days from the date of the First Offer to accept the First Offer (the "Acceptance Period") by delivering to Landlord the acceptance on or before 5:00 p.m. on the last day of the Acceptance Period. If Tenant fails to accept the First Offer on or before the last day of the Acceptance Period, the First Offer shall be deemed rejected.

If Tenant responds to the First Offer with anything other than an unequivocal, unconditional acceptance or rejection, the right of first offer shall terminate and the response shall be deemed an offer to purchase the Property on the terms and conditions in the response (the "Counter Offer"). Landlord shall be entitled to accept or reject the Counter Offer at Landlord's sole discretion. If the Counter Offer is rejected, Landlord shall have no further obligations under this Section 18 and Landlord shall have the right to sell the Property to a third party.

If Tenant accepts the First Offer, Tenant shall have sixty (60) days following acceptance of the First Offer (the "Closing Period") to consummate the purchase of the Property pursuant to the terms and conditions of the First Offer. If Tenant fails to consummate the purchase of the Property within the Closing Period, any earnest money paid by Tenant pursuant to the acceptance shall be paid to Landlord as Landlord's liquidated damages, and the agreement to purchase the Property together with Tenant's rights under this Section 18 shall be terminated. After the termination, Landlord shall be free to enter into an agreement concerning the sale of the Property with any third party on whatever terms Landlord may choose without further obligation under this Section 18.

If after Tenant rejects the First Offer, Landlord negotiates with a third party and Landlord is otherwise willing to enter into an agreement with that party on terms substantially less favorable to Landlord than those contained in the First Offer, then Landlord shall again offer to sell the Property to Tenant on those new terms by giving Tenant written notice (the "Second Offer"). Tenant shall have five (5) business days from receipt of the Second Offer to accept the new terms. If Tenant fails to accept the new terms or rejects the new terms in writing, Landlord shall be free to consummate the transaction with the third party. If Tenant accepts the new terms, then Tenant shall immediately consummate the transaction with Landlord on the terms and conditions specified in the Second Offer. The consummation shall be the later of the time specified for consummation in the Second Offer or sixty (60) days following the date of the Second Offer.

The First Offer Right will not apply to a first deed of trust or first mortgage given by Landlord to a lender in good faith and for value or in the event of any judicial or non judicial foreclosure and resultant sale and purchase thereunder or any deed in lieu thereof. It is the intent of the parties hereto that the First Offer Right shall not preclude or in any way hinder the ability of Landlord to secure financing or any lender holding a first deed of trust or first mortgage given in good faith and for value in recognizing its remedies thereunder.

Term. Lessee's right of first offer shall begin with the Commencement Date of this Lease and continue until the first of the following events to occur:

(i)

the expiration or earlier termination of the Lease Term; or

(ii)

the purchase of the Property by Tenant."

INTITIALS

Landlord_DB____

Tenant__CJB/RM_

Lease Rider

ORIGINAL SIGNED LEASE

EXHIBIT A
(Legal Description)

REAL PROPERTY in the City of San Leandro, County of Alameda, State of California, described as follows: Parcel A, Parcel Map No. 587, filed April 9, 1970, Book 64 of Parcel Maps, at page 19, Alameda County Records. APN: 77B-851-38-2

INTITIALS

Landlord___DB____

Tenant___CJB/RM_

Exhibit A

ORIGINAL SIGNED LEASE.

EXHIBIT B
(Building Floor Plan)

3c?~e ~r~i~as

INITIALS

Landlord___DB___

Tenant__CJB/RM__

Exhibit B

ORIGINAL SIGNED LEASE

EXHIBIT D

(Site Plan)

[SITE PLAN GRAPHIC OMITTED]

INITIALS Landlord___DB__

Tenant__CJB/RM_

Exhibit D

ORIGINAL SIGNED LEASE

EXHIBIT E

Tenant Improvements

Landlord, at Landlord's sole cost and expense, shall construct and improve as follows:

A)

Replace carpet throughout with building standard carpet, color: Design Weave Techno, "Topaz" Z6356-00353,

B)

Paint the entire Premises with building standard paint;

C)

Repair and replace damaged ceiling tiles as mutually determined by Tenant & Landlord;

D)

Demolish the partitions in the rear office and the wall between office 8 and the break room.

E)

Install new screen doors at the two rear man doors and repair man doors as may be necessary

INITIALS

Landlord___DB___

Tenant__CJB/RM__

Exhibit E

ORIGINAL SIGNED LEASE

EXHIBIT F
ENVIRONMENTAL DISCLOSURE STATEMENT

This Environmental Disclosure Statement is designed to solicit information concerning your proposed use of Hazardous Materials (as defined in Section 10.02 of the Standard Form Industrial Lease) on property ("the Premises") owned by Wicks Partners ("the Landlord"). Please complete the questionnaire and return it to Reynolds & Brown or its designee for evaluation. If additional space is necessary, please continue your answer on separate paper. In the event your proposed use, generation or storage of Hazardous Materials is considered to be significant, we may require further information. Thank you for your cooperation with this matter.

I.

BACKGROUND INFORMATION

Orban, CRL Systems, Inc.

Name (Corporation, Partnership, Public Agency or individual)

Street Address

City, State, Zip Code Contact Person and Title:

Telephone Number: (

)

-

Address of the Premises (property to be leased)

14796-14798 Wicks Blvd., San Leandro, CA 94577

IF NOT APPLICABLE TO YOUR BUSINESS – INITIAL___CJB/RM_________

II.

DESCRIPTION OF PROPOSED FACILITY

A.

Describe in detail your proposed facility and the type of operations to be conducted on the Premises including principal products to be produced and/or services to be performed:

B.

What environmental laws (e.g. Resource Conservation and Recovery Act; Clean Air Act; California Occupational Safety and Health Act; California Hazardous Waste Control Law. The Porter-Cologne Water Quality Control Act; The Safe Drinking and Toxic Enforcement Act of 1986) must be complied with in connection with your proposed facility and operations? Identify the governmental agencies responsible for monitoring and evaluating the compliance of the proposed facility with any environmental law:

III.

STORAGE OF HAZARDOUS MATERIALS

A.

Do you intend to store any Hazardous Materials on the Premises?

If yes, describe (i) the Hazardous Materials to be store, (ii) the estimated quantity (on an annual basis) of Hazardous Materials to be store, and (iii) the proposed method of storage (e.g. above-ground storage tanks, underground storage tanks, drums, pipelines):

Hazardous Material

Method of Storage

Quantity

(Describe capacity and composition of container)

(On an annual basis)

B.

Identify any permits and/or licenses which must be obtained in connection with the storage of any Hazardous Materials:

IV.

HAZARDOUS WASTE MANAGEMENT

Identify any Hazardous Materials (other than air emissions and wastewater described in V and VI) which will be generated by the facility, the hazard class, and the quantity of generation on a monthly basis:

Hazardous Material

Hazard Class

Quantity

(On a monthly basis)

Exhibit F

ORIGINAL SIGNED LEASE

Describe the method(s) of disposal for each Hazardous Material:

Do you intend to treat or process any Hazardous Materials on the Premises? If yes, describe the proposed method(s) of treatment and/or processing:

Identify any permits and/or licenses which must be obtained in connection with (i) the disposal of each Hazardous Material and (ii) any treatment or processing of Hazardous Materials:

V.

AIR EMISSIONS

A.

Describe air emissions from each source of anticipated air pollutants including fuel burning equipment (describe type of fuel burned) on the Premises:

B.

Describe the air pollution control equipment to be used to reduce emissions from each source of air emissions:

C.

Describe the method(s) to be used to monitor any air emissions:

D.

Identify any permits and/or licenses which must be obtained in connection with any air emissions:

VI.

WATER DISCHARGES

A.

List all sources of wastewater discharges to surface waters, septic systems or holding ponds:

B.

List all sources of wastewater discharges to public sewer systems:

C.

List the average daily flow for each discharge:

D.

Identify any permits and/or licenses which must be obtained in connection with any wastewater discharge:

VII. PAST AND PRESENT OPERATIONS

A.

Are there any governmental agency enforcement actions, past, pending or, to the best of your knowledge, threatened administrative or court orders or actions or consent decrees concerning compliance by your company with environmental laws in connection with facilities similar to the proposed facility? If yes, are there any continuing compliance obligations as a result of such orders or decrees?

B.

Has your company received requests for information from governmental agencies responsible for regulating compliance with environmental laws? If yes, please explain the basis for such request(s):

C.

Has your company been the subject of any administrative inquiries in connection with Hazardous Materials? If yes, please explain the basis for such inquiry:

D.

Are there any past, pending or, to the best of your knowledge, threatened private actions against your company concerning compliance with environmental laws? If yes, what is the status and/or result of each action:

As an officer, a general partner or a duly authorized representative of the company, I am familiar with all operations of the company and the operations to be conducted on the Premises. I have made due inquiry in answering the foregoing questions and hereby certify to Landlord that to the best of my knowledge, information and belief the information disclosed above is true and correct and complete.

________________/s/ C. Jayson Brentlinger ____________________

 (Signature)

___________________President, CEO, Chairman ________________

(Title)

Exhibit F

ORIGINAL SIGNED LEASE

EXHIBIT G

(Sign Criteria)

PAGE I OF 4

[Sign Criteria Graphic Omitted]

INITIALS

Landlord__DB_____

Tenant__CJB/RM__

Exhibit G

ORIGINAL SIGNED LEASE

EXHIBIT G

(Sign Criteria)

[Sign Criteria Graphic Omitted]

INITIALS

Landlord__DB_____

Tenant__CJB/RM__

Exhibit G

ORIGINAL SIGNED LEASE

EXHIBIT G (Sign Criteria) PAGE 3 OF 4

[Sign Criteria Graphic Omitted]

Exhibit G

ORIGINAL SIGNED LEASE

EXHIBIT G

(Sign Criteria)

PAGE 4OF4

[Sign Criteria Graphic Omitted]

Exhibit G

ORIGINAL SIGNED LEASE

EXHIBIT H
Reynolds and Brown
RULES AND REGULATIONS

1.

The sidewalks, entrances, lobby and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.

2.

Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceiling shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

3.

No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or any other part of the outside or inside of the Building or the demised premises. No window displays or other public displays shall be permitted without the prior written consent of Landlord.

4.

The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.

5.

No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in refuse containers.

6.

All re-keying of office doors after occupancy will be at the expense of Tenant.

7.

Tenant will not install or use any window coverings except those provided by Landlord, nor shall Tenant use the leased premises for storage, drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

8.

At Landlord's option, Tenant shall provide and cause all Tenant's employees to use protective floor mats under all desk chairs used in the Premises.

9.

If Tenant requires telegraphic, telephonic, burglar, or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

10.

Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning.

11.

Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Tenant shall not install, maintain or operate upon the Premises any vending machine with out the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

12.

Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not park any vehicles in the Building parking areas overnight. Tenant shall not park vehicles in the Building parking areas larger than full size passenger automobiles or pick up trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Tenant shall not leave any bicycles or motorcycles in the Building parking areas overnight.

13.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

14.

Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

INITIALS

Landlord___DB____

Tenant__CJB/RM__

Exhibit H

ORIGINAL SIGNED LEASE

Endnotes

Lease.